Exhibit 10.5

SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of this 2nd day of April, 2003, effective in accordance with Section 3 below, by and among VERIDIAN CORPORATION, a Delaware corporation (the “Borrower”), the financial institutions from time to time party to the Credit Agreement referred to below (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”).

Statement of Purpose

     The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of June 10, 2002 by and among the Borrower, the Lenders, and the Administrative Agent, as amended and restated by the Credit Agreement dated as of September 24, 2002 executed pursuant to a First Amendment dated as of September 24, 2002 (as further amended, restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended certain credit facilities to the Borrower.

     The Borrower has requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement as more fully set forth below.

     Subject to the terms and conditions of this Agreement, the Administrative Agent and the Lenders are willing to agree to the requested amendments.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.    Definitions. All capitalized, undefined terms used in this Agreement shall have the meanings assigned thereto in the Credit Agreement.

     SECTION 2.    Amendments.

     (a)  Amendment to Section 11.3. Section 11.3 of the Credit Agreement is hereby amended by deleting the word “and” at the end of subsection (g); deleting the period at the end of subsection (h) and replacing it with “; and”; and by adding a new subsection “(i)” immediately after existing subsection “(h)“as follows:

(i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other non-speculative investments of the Borrower or any Subsidiary not otherwise permitted pursuant to this Section 11.3 in an aggregate amount not to exceed (i) $6,000,000 in Fiscal Year 2003 and (ii) $5,000,000 in any Fiscal Year thereafter.

     (b)  Amendment to Section 11.5. Section 11.5 of the Credit Agreement is hereby amended by deleting subsection (f) in its entirety and replacing it with the following:

(f) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the sale of other assets in an aggregate amount not to exceed (i) $7,000,000 in Fiscal Year 2003 and (ii) $5,000,000 in any Fiscal Year thereafter; and

     SECTION 3. Effectiveness. This Agreement shall become effective upon the satisfaction of the following conditions, as determined by the Administrative Agent:

     (a)  receipt by the Administrative Agent of a duly authorized and executed original of this Agreement by the Borrower and the Guarantors;

     (b)  receipt by the Administrative Agent of sufficient Lender authorizations in the form attached hereto as Exhibit A to authorize the execution of this Agreement by the Administrative Agent;

     (c)  the Borrower’s payment of all outstanding fees and expenses of the Administrative Agent (including without limitation, legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and all documents, certificates and other instruments delivered in connection therewith;

     (d)  receipt by the Administrative Agent of a certificate listing (i) all asset sales consummated by the Borrower or any of its Subsidiaries during the current Fiscal Year to date pursuant to Section 11.5(f) of the Credit Agreement (as amended hereby) and (ii) all investments consummated by the Borrower or any of its Subsidiaries during the current Fiscal Year to date pursuant to Section 11.3(i) of the Credit Agreement (as amended hereby), in each case setting forth a calculation of the total consideration received or paid by the Borrower and its Subsidiaries in connection with each such asset sale or investment as the case may be; and

     (e)  receipt by the Administrative Agent of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

     SECTION 4. Other Agreements. The Borrower hereby covenants and agrees that no later than the fifth (5th) Business Day prior to the consummation of (a) any asset sale permitted under Section 11.5(f) of the Credit Agreement (as amended hereby) or (b) any investment permitted under Section 11.3(i) of the Credit Agreement (as amended hereby), it shall deliver to the Administrative Agent an updated certificate setting forth the information required under Section 3(d) of this Agreement.

     SECTION 5. Limited Consent and Amendment. Except as expressly provided in this Agreement, the parties executing this Agreement or authorizing the execution of this Agreement, as applicable, acknowledge and agree that the Credit Agreement and each other Loan Document (including, without limitation, the amendments and modifications contained in the First Amendment) shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed or otherwise construed (a) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or remedies that the Administrative Agent or the

Lenders, or any of them, may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents, as such documents may be amended, restated or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower and the Administrative Agent or any other Lender.

     SECTION 6. Representations and Warranties/No Default. By its execution hereof, and after giving effect to this Agreement, the Borrower hereby certifies that (a) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein (other than representations and warranties which speak as of a specific date pursuant to the Credit Agreement, which representations and warranties shall have been true and correct as of such specific dates) and that as of the date hereof (after giving effect to the provisions of this Agreement) no Default or Event of Default has occurred and is continuing, and (b) the execution, delivery and performance of this Agreement have been authorized by all requisite corporate action on the part of the Borrower.

     SECTION 7. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

     SECTION 8. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 9. Counterparts. This Agreement may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives, all as of the day and year first above written.

[CORPORATE SEAL]	VERIDIAN CORPORATION, as Borrower

	By	/s/ Jerald S. Howe, Jr. Name: Jerald S. Howe, Jr. Title: Senior Vice President and General Counsel

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Consent to Second Amendment and
Confirmation of Loan Documents

     By execution of this Consent to Second Amendment and Confirmation of Loan Documents (the “Consent to Second Amendment“), each of the undersigned hereby expressly (i) consents to the modifications and amendments set forth in this Agreement, (ii) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Guaranty Agreement and the other Loan Documents to which it is a party and (iii) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Guaranty Agreement and the other Loan Documents to which it is a party remain in full force and effect.

GUARANTORS:

[CORPORATE SEAL]	VERIDIAN ENGINEERING, INC., as Guarantor

	By	/s/ Jerald S. Howe, Jr. Name: Jerald S. Howe, Jr. Title: Senior Vice President and General Counsel

[CORPORATE SEAL]	VERIDIAN SYSTEMS DIVISION, INC., as Guarantor

	By	/s/ Jerald S. Howe, Jr. Name: Jerald S. Howe, Jr. Title: Senior Vice President and General Counsel

[CORPORATE SEAL]	VERIDIAN SYSTEMS INCORPORATED, as Guarantor

	By	/s/ Jerald S. Howe, Jr. Name: Jerald S. Howe, Jr. Title: Senior Vice President and General Counsel

[Signature Pages Continue]

[CORPORATE SEAL]	MRJ GROUP, INC., as Guarantor

	By	/s/ Jerald S. Howe, Jr. Name: Jerald S. Howe, Jr. Title: Senior Vice President and General Counsel

[CORPORATE SEAL]	VERIDIAN INFORMATION SOLUTIONS, INC., as Guarantor

	By	/s/ Jerald S. Howe, Jr. Name: Jerald S. Howe, Jr. Title: Senior Vice President and General Counsel

[CORPORATE SEAL]	VERIDIAN COMMERCIAL OPERATORS INC. (f/k/a Veritect, Inc.), as Guarantor

	By	/s/ Jerald S. Howe, Jr. Name: Jerald S. Howe, Jr. Title: Senior Vice President and General Counsel

[CORPORATE SEAL]	VERIDIAN IT SERVICES INC., as Guarantor

	By	/s/ Jerald S. Howe, Jr. Name: Jerald S. Howe, Jr. Title: Senior Vice President and General Counsel

[CORPORATE SEAL]	SIGNAL SERVICES, LLC., as Guarantor

	By	/s/ Jerald S. Howe, Jr. Name: Jerald S. Howe, Jr. Title: Senior Vice President and General Counsel

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ADMINISTRATIVE AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender and on behalf of the other Lenders

By: /s/ Scott Santa Cruz Name: Scott Santa Cruz Title: Director

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